Exhibit 10.9

LEO OU CHEN

and

HUI LIU

and

YUSEN DAI

and

BEIJING SILVIA TECHNOLOGY SERVICE CO., LTD.

AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT

FOR

REEMAKE MEDIA CO., LTD.

January 24, 2014

AMENDED AND RESTATED EXCLUSIVE OPTION AGREEMENT

This Amended and Restated Exclusive Option Agreement (the “Agreement”) is entered into as of January 24, 2014 by and among the following Parties:

1.	Each of the Shareholders Listed in Schedule I hereto:

(1) LEO OU CHEN, a PRC citizen (identity card number: ***)

(2) HUI LIU, a PRC citizen (identity card number: ***)

(3) YUSEN DAI, a PRC citizen (identity card number: ***)

(collectively, the “Existing Shareholders”);

2.	BEIJING SILVIA TECHNOLOGY SERVICE CO., LTD. (previously known as “Jumei Youpin (Beijing) Science and Technology Services Co., Ltd.”, the “WFOE”) Registered Address: Room 803, 7th Floor, Building No. 3, 15 Haidian Central Street, Haidian District, Beijing

Legal Representative: Yunsheng Zheng

3.	REEMAKE MEDIA CO.,LTD. (the “Company”)

Registered Address: Room 2043, Inner 2nd Floor, No. 8 Jia, Xinglong Zhuang, Gaobeidian County, Chaoyang District, Beijing

Legal Representative: Leo Ou Chen

(In this Agreement, each Party shall be referred to individually as a “Party” or collectively as the “Parties”.)

Whereas,

(1)	The Existing Shareholders, Yan Xu, Xiangfang Li, Hainan Xianfeng Huaxing Venture Capital Investment Centre (Limited Partnership) (collectively, the “Original Shareholders”), WFOE and the Company entered into an Exclusive Option Agreement on April 8, 2011 (the “Original Exclusive Option Agreement”). Pursuant to the Original Exclusive Option Agreement, the Original Shareholders and the Company agreed to grant WFOE an exclusive and irrevocable option for equity transfer and an exclusive and irrevocable option for assets purchase, respectively;

(2)	On July 30, 2012, Yan Xu, Xiangfang Li and Hainan Xianfeng Huaxing Venture Capital Investment Centre (Limited Partnership) transferred all of the equity interests held by them in the Company to Leo Ou Chen, respectively;

(3)	The Existing Shareholders are the registered shareholders of the Company, and own 100% equity interests in the Company; their respective capital contributions to and shareholding in the Registered Capital of the Company (as defined below) as of the date hereof are set forth in Schedule I hereto.

(4)	In order to make clear the rights and obligations of each Party, the Original Shareholders executed a termination agreement (the “Termination Agreement”) dated even date with this Agreement, pursuant to which, the Original Shareholders terminate all of the terms and arrangements under the Original Exclusive Option Agreement; and at the same time, the Parties agree to the following arrangements:

(a)	Subject to applicable PRC Law (as defined below), the Existing Shareholders intend to transfer to WFOE all the equity interests held by them in the Company respectively, and WFOE intends to accept such transfer;

(b)	Subject to applicable PRC Law, the Company intends to transfer to WFOE all of its assets, and WFOE intends to accept such transfer;

(c)	In order to consummate the aforesaid equity and assets transfer, the Existing Shareholders and the Company agree to grant WFOE an irrevocable and exclusive option for equity transfer and an irrevocable and exclusive option for asset purchase, respectively, under which the Existing Shareholders or the Company shall, as required by WFOE and subject to PRC Law, transfer the Option Equity Interest (as defined below) or the Company Assets (as defined below) to WFOE and/or its designated entity or individual in accordance with this Agreement;

(d)	The Company consents that the Existing Shareholders grant WFOE the Equity Call Option (as defined below) in accordance with this Agreement;

(e)	The Existing Shareholders consent that the Company grant WFOE the Assets Call Option (as defined below) in accordance with this Agreement.

THEREFORE, The Parties hereby agree as follows upon mutual negotiations:

Section 1 Definition

1.1	Unless otherwise required in the context, the following terms in this Agreement shall have the following meanings:

“Assets Call Option”	means the option to purchase any assets of the Company granted by the Company to WFOE pursuant to the terms and conditions of this Agreement.

“Confidential Information”	has the meaning as provided in Section 8.1.

“Company Assets”	means all the tangible and intangible assets which the Company owns or is entitled to use within the term of this Agreement, including without limitation to any fixed assets, moveable assets and intellectual property, including trademarks, copyrights, patents, proprietary technology, domain names and software use rights, etc.

“Default”	has the meaning as provided in Section 11.1.

“Defaulting Party”	has the meaning as provided in Section 11.1.

“Equity Call Option”	means the option to purchase the equity interests in the Company granted by the Existing Shareholders to WFOE pursuant to the terms and conditions of this Agreement.

“Exercise”	means the exercise of the Equity Call Option or Assets Call Option by WFOE.

“Exercise Notice”	has the meaning as provided in Section 3.7.

“Material Agreement”	means any agreement to which the Company is a party and which has material impact on the businesses or the assets of the Company, including without limitation to the Exclusive Consulting and Services Agreement entered into by and between the Company and WFOE on April 8, 2011 and other material agreements relating to the business of the Company.

“Operating Licenses”	means any approvals, permits, filings or registrations which are necessary for the lawful and effective operation by the Company of its internet information services business and all other businesses, including without limitation to the Business License, the Tax Registration Certificate, the Telecommunication and Information Service Business Permit and other relevant licenses and permits as required by the then effective PRC Law.

“Option Equity Interest”	means, in respect of each Existing Shareholder, the equity interest owned by him or her in the Registered Capital of the Company, and in respect of all the Existing Shareholders, the 100% equity interests in the Registered Capital of the Company.

“PRC Law”	means the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the PRC.

“Registered Capital of the Company”	means the registered capital of Company as of the date hereof, i.e., RMB1,257,240, and includes any increased registered capital within the term of this Agreement.

“Rights”	has the meaning as provided in Section 12.5.

“Transfer Assets”	means the assets of the Company which WFOE or its designated entity or individual is entitled to purchase from the Company at the request of WFOE upon its exercise of the Assets Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the assets of the Company and shall be determined by WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.

“Transfer Equity Interests”	means the equity interests which WFOE or its designated entity or individual is entitled to purchase from any Existing Shareholder at the request of WFOE upon its exercise of the Equity Call Option in accordance with Section 3 hereof, the amount of which may be all or part of the Option Equity Interest and shall be determined by WFOE at its sole discretion in accordance with the then effective PRC Law and its commercial needs.

“Transfer Price”	means the aggregate consideration payable to the Existing Shareholders or the Company by WFOE or its designated entity or individual for the Transfer Equity Interests or the Transfer Assets in each Exercise.

1.2	Any PRC Law referred to herein shall (1) include the amendments, changes, supplements and reenactments thereto, irrespective of whether they take effect before or after the execution of this Agreement; and (2) include the references to other decisions, notices or regulations enacted in accordance therewith or which become effective as a result thereof.

1.3	Unless otherwise specified herein, all references to a section, clause, item or paragraph shall refer to the relevant part hereof.

Section 2 Grant of Equity Call Option and Assets Call Option

2.1	The Existing Shareholders hereby severally and jointly agree to irrevocably and unconditionally grant an exclusive Equity Call Option to WFOE, according to which WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Existing Shareholders to transfer the Option Equity Interest to WFOE or its designated entity or individual. The WFOE agrees to accept such Equity Call Option.

2.2	The Company hereby agrees to the grant of the Equity Call Option to WFOE by the Existing Shareholders under Section 2.1 and other provisions of this Agreement.

2.3	The Company hereby agrees to irrevocably and unconditionally grant an exclusive Assets Call Option to WFOE, according to which the WFOE may, to the extent permitted under the PRC Law and subject to the terms and conditions of this Agreement, request the Company to transfer all or any of the Company Assets to WFOE or its designated entity or individual. The WFOE agrees to accept such Assets Call Option.

2.4	The Existing Shareholders hereby severally and jointly agree to the grant of the Assets Call Option to WFOE by the Company under Section 2.3 and other provisions of this Agreement.

Section 3 Manner of Exercise of Options

3.1	Subject to the terms and conditions of this Agreement and to the extent permitted under the PRC Law, WFOE shall have the sole discretion in deciding the schedule, manner and times of its Exercise.

3.2	Subject to the terms and conditions of this Agreement and to the extent permitted by the then effective PRC Law, WFOE is entitled to request the Existing Shareholders to transfer all or part of the equity interests in the Company to WFOE or its designated entity or individual at any time.

3.3	Subject to the terms and conditions of this Agreement and to the extent permitted by the then effective PRC Law, WFOE is entitled to request the Company to transfer all or part of its assets to WFOE or its designated entity or individual at any time.

3.4	In respect of the Equity Call Option, WFOE has discretion to determine the amount of the Transfer Equity Interests to be transferred to WFOE and/or its designated entity or individual from the Existing Shareholders in each Exercise, and the Existing Shareholders shall transfer the Transfer Equity Interests to WFOE and/or its designated entity or individual respectively according to the amount as requested by WFOE. WFOE and/or its designated entity or individual shall pay the Transfer Price to the Existing Shareholders for transfer of the Transfer Equity Interests in each Exercise.

3.5	In respect of the Assets Call Option, WFOE has discretion to determine the specific Transfer Assets to be transferred to WFOE and/or its designated entity or individual from the Company, and the Company shall transfer the Transfer Assets to WFOE and/or its designated entity or individual at the request of WFOE. The WFOE and/or its designated entity or individual shall pay the Transfer Price to the Company for transfer of the Transfer Assets in each Exercise.

3.6	Upon each Exercise, WFOE may request transfer of all or any part of the Transfer Equity Interests or the Transfer Assets to itself or any third party designated by it.

3.7	Upon its decision of each Exercise, WFOE shall issue a notice to the Existing Shareholders or the Company, as case may be, on the exercise of the Equity Call Option or the Assets Call Option (the “Exercise Notice”, the form of which is attached in Schedule II and Schedule III hereto). The Existing Shareholders or the Company shall, upon receipt of the Exercise Notice, promptly transfer all the Transfer Equity Interests or the Transfer Assets in a lump sum to WFOE and/or its designated entity or individual according to the Exercise Notice and in such manner as provided under Section 3.4 or Section 3.5 of this Agreement.

Section 4 Transfer Price

4.1	In respect of the Equity Call Option, in each Exercise, the Transfer Price that WFOE or its designated entity or individual shall pay to the respective Existing Shareholders shall be the amount in proportion to their respective contributions to the Registered Capital of the Company or the lowest price as permitted by the then effective PRC Law, whichever is lower. Each of the Existing Shareholders hereby undertakes and agrees that he or she has received sufficient compensation from WFOE, and therefore shall, within ten (10) working days upon receipt of the Transfer Price and at the request of WFOE, (a) return all of the Transfer Price received to WFOE or its designated entity or individual to the extent permitted by PRC Law, or (b) deposit the Transfer Price received to a bank account designated by WFOE, where any withdrawal and use of the deposited funds shall be subject to the supervision of WFOE.

4.2	In respect of the Assets Call Option, in each Exercise, WFOE or its designated entity or individual shall pay to the Company the Transfer Price which is equal to the lowest price as permitted by the then effective PRC Law. The Company hereby undertakes and agrees that it has received sufficient compensation from WFOE and therefore shall, within ten (10) working days upon receipt of the Transfer Price and at the request of WFOE, (a) return all of the Transfer Price received to WFOE or its designated entity or individual to the extent permitted by PRC Law, or (b) deposit the Transfer Price received to a bank account designated by WFOE, where any withdrawal and use of the deposited funds shall be subject to the supervision of WFOE.

Section 5 Representations and Warranties

5.1	The Existing Shareholders hereby severally and jointly represent and warrant as follows:

5.1.1	The Existing Shareholders are PRC citizens with full capacity, with full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and can act as an independent party in any lawsuits.

5.1.2	The Company is a limited liability company duly registered and validly existing under PRC Law with an independent corporate legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.

5.1.3	The Existing Shareholders have full power and authority to execute, deliver and perform this Agreement and all the other documents relating to the transaction contemplated herein which are to be executed by them, and they have full power and authority to consummate the transaction contemplated herein.

5.1.4	This Agreement is duly and lawfully executed and delivered by the Existing Shareholders and shall constitute legal, valid and binding obligations to them, which shall be enforceable against them in accordance with the terms herein.

5.1.5	The Existing Shareholders are the registered legal owners of the Option Equity Interest as of the date hereof, and the Option Equity Interest is free and clear of any liens, pledges, claims, other encumbrances or third party interests, except for the rights created by this Agreement, the pledge rights created by the Equity Pledge Agreements among the respective Existing Shareholders, the Company and WFOE dated August 6, 2011, as amended and restated, and the proxy rights created by the Amended and Restated Shareholders’ Voting Rights Agreement among the Existing Shareholders, WFOE and the Company dated January 24, 2014. Pursuant to this Agreement, WFOE and/or its designated entity or individual can, upon the Exercise, obtain ownership of the Transfer Equity Interests free and clear of any liens, pledges, claims, other encumbrances or third party right.

5.1.6	To the knowledge of the Existing Shareholders, the Company Assets are free and clear of any liens, mortgages, claims, other encumbrances or third party rights. Pursuant to this Agreement, WFOE and/or its designated entity or individual can, upon the Exercise, obtain the ownership of the Company Assets free and clear of any liens, mortgages, claims, other encumbrances or third party rights.

5.1.7	Unless required by PRC Law, the Existing Shareholders shall not request the Company to declare or distribute any distributable profits, dividends or other distributions; in case any Existing Shareholder receives any profits, dividends or distributions from the Company, such Existing Shareholder shall, at the request of WOFE, (a) promptly transfer all such profits, dividends or distributions free of consideration to WFOE or its designated entity or individual subject to the applicable PRC Law, or (b) deposit such profits, dividends or distributions to a bank account designated by WFOE, where any withdrawal and use of the deposited funds shall be subject to the supervision of WFOE.

5.2	The Company hereby represents and warrants as follows:

5.2.1	The Company is a limited liability company duly registered and validly existing under PRC Law with an independent corporate legal person status. The Company has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.

5.2.2	The Company has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed by it, and it has full power and authority to consummate the transaction contemplated herein.

5.2.3	This Agreement is duly and lawfully executed and delivered by the Company and shall constitute legal, valid and binding obligations to it.

5.2.4	The Company Assets are free and clear of any liens, mortgages, claims, other encumbrances or third party rights. Pursuant to this Agreement, upon the Exercise, WFOE and/or any of its designated entity or individual is/are entitled to the good ownership of the Company Assets free from any liens, mortgages, claims, any other security interests and third party rights.

5.2.5	Unless required by the PRC Law, the Company shall not declare or distribute any distributable profits, dividends or other distributions.

5.3	WFOE hereby represents and warrants as follows:

5.3.1	It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC Law with an independent legal person status, and has full and independent legal status and legal capacity to execute, deliver and perform this Agreement and can act as an independent party in any lawsuits.

5.3.2	It has full power and authority to execute, deliver and perform this Agreement and all other documents relating to the transaction contemplated herein which are to be executed to it, and it has full power and authority to consummate the transaction contemplated herein.

5.3.3	This Agreement is duly and lawfully executed and delivered by WFOE and shall constitute legal, valid and binding obligations to it.

Section 6 Undertakings by the Existing Shareholders

Each Existing Shareholder hereby undertakes as follows:

6.1	During the term of this Agreement, without prior written consent of WFOE:

6.1.1	He or she shall not transfer or otherwise dispose of any Option Equity Interest or create any encumbrances or third party interests upon any Option Equity Interest.

6.1.2	He or she shall not increase or reduce the Registered Capital of the Company, or cause or agree to the merger of the Company with any other entities;

6.1.3	He or she shall not dispose of, or procure the management of the Company to dispose of, any material Company Assets (except for those that occur during the ordinary course of business);

6.1.4	He or she shall not, and shall procure the management of the Company not to, terminate any Material Agreement to which the Company is a party, or enter into any other agreements which are in conflict with the existing Material Agreements;

6.1.5	He or she shall not appoint or dismiss any director, supervisor or any other management of the Company whom shall be appointed or dismissed by the Existing Shareholders;

6.1.6	He or she shall not procure the Company to declare or distribute any distributable profits, dividends or other distributions;

6.1.7	He or she shall ensure the valid existence of the Company and prevent it from being terminated, dissolved or liquidated;

6.1.8	He or she shall not amend the articles of association of the Company; and

6.1.9	He or she shall ensure that the Company will not lend or borrow any loan, or provide guarantee or other forms of security arrangements, or assume any material obligations except for those occur during the ordinary course of business.

6.2	During the term of this Agreement, each of the Existing Shareholders shall use its best efforts to develop the business of the Company, and ensure that the business operations of the Company are in compliance with relevant laws and regulations, and that he or she will not engage in any actions or omissions which may harm the assets or the goodwill of the Company or may affect the validity of the Operating Licenses.

6.3	During the term of this Agreement, he or she shall keep WFOE immediately notified of any circumstance which may have material adverse effect upon the existing, business operations, financial conditions, assets or goodwill of the Company, and shall take any actions as agreed by WFOE to eliminate or remedy such adverse circumstance.

6.4	Upon issuance of the Exercise Notice by WFOE,

6.4.1	He or she shall immediately convene shareholders’ meeting to adopt a resolution and take any other necessary actions, to approve the transfer of all of the Transfer Equity Interests or Transfer Assets at the Transfer Price by the Existing Shareholders or the Company to WFOE and/or its designated entity or individual, as well as waive his or her right of first refusal, if any;

6.4.2	He or she shall transfer all of the Transfer Equity Interests at the Transfer Price to WFOE and/or its designated entity or individual by entering into an equity transfer agreement with WFOE and/or its designated entity or individual immediately, and at the request of WFOE and subject to relevant laws and regulations, provide necessary support to WFOE (including provide and execute all relevant legal documents, process all procedure for governmental approvals and registrations and assume all relevant obligations) for acquisition of all the Transfer Equity Interests by WFOE and/or its designated entity or individual, free and clear of any legal defects, any encumbrances, third party interests, or any other restrictions on the Transfer Equity Interests.

6.5	If the aggregated Transfer Price received by any of the Existing Shareholders from transfer of his or her Transfer Equity Interests exceeds his or her contribution to the Registered Capital of the Company, or such Existing Shareholder receives any profits, dividends or other distributions distributed by the Company, such Existing Shareholder agrees to waive the excessive portion of the Transfer Price and any such profits, dividends or distributions (with tax and fees being deducted) to the extent permitted by PRC Law, and WFOE is entitled to such excessive portion of the Transfer Price and such profits, dividends or distributions. The Existing Shareholders shall instruct relevant transferee or the Company to wire the above gains to a bank account designated by WFOE.

Section 7 Undertakings by the Company

7.1	The Company undertakes as follows:

7.1.1	In the event the execution and performance of this Agreement and the grant of the Equity Call Option or the Assets Call Option hereunder is subject to any third party’s consents, approvals, waivers, licenses, or any approvals, permits, waivers, registrations or filings from or with governmental authorities (as required by the laws), the Company shall make efforts to assist in the above procedure.

7.1.2	Without prior written consent of WFOE, the Company shall not assist or permit the Existing Shareholders to transfer or dispose of any Option Equity Interest or create any encumbrances or other third party interest upon the Option Equity Interest.

7.1.3	Without prior written consent of WFOE, the Company shall not transfer or otherwise dispose of any material Company Assets (except for those occur during the ordinary course of business) or create any encumbrances or other third party interest upon any Company Assets.

7.1.4	It shall not take or allow any acts or actions which could have adverse effect upon the interests of WFOE under this Agreement, including without limitation to any acts or actions as restricted under Section 6.1 hereof.

7.2	Upon issuance of the Exercise Notice by WFOE,

7.2.1	It shall immediately procure the Existing Shareholders to convene shareholders’ meeting to adopt a resolution and take any other necessary actions, to approve the transfer of all of the Transfer Assets at the Transfer Price by the Company to WFOE and/or its designated entity or individual;

7.2.2	It shall transfer all of the Transfer Assets at the Transfer Price to WFOE and/or its designated entity or individual by entering into an assets transfer agreement with WFOE and/or its designated entity or individual immediately, and at the request of WFOE and subject to relevant laws and regulations, procure the Existing Shareholders to provide necessary support to WFOE (including provide and execute all relevant legal documents, process all procedure for governmental approvals and registrations and assume all relevant obligations) for acquisition of all the Transfer Assets by WFOE and/or its designated entity or individual, free and clear of any legal defects, any encumbrances, third party interests, or any other restrictions on the Company Assets.

Section 8 Confidentiality

8.1	Notwithstanding the termination of this Agreement, each Party shall keep confidential all of the business secrets, proprietary information, customer information as well as any other information of confidential nature it receives from the other Parties in connection with the execution, delivery and performance of this Agreement (collectively, the “Confidential Information”). Without prior written consent of the disclosing party of the Confidential Information or unless required by relevant laws and regulations or requirements of the stock exchange on which a Party’s affiliate is listed, any Party receiving the Confidential Information shall not disclose any such Confidential Information to any other third party, or use any such Confidential Information directly or indirectly for any purpose other than for the performance of this Agreement.

8.2	The following information shall not constitute the Confidential Information:

8.2.1	Any information which, as shown by written evidence, has previously been known to the receiving Party by way of legal means;

8.2.2	Any information which enters the public domain other than as a result of a fault of the receiving Party; or

8.2.3	Any information lawfully acquired by the receiving Party from another source subsequent to the receipt of relevant information.

8.3	The receiving party may disclose Confidential Information to its relevant employees, agents or professionals engaged by it, provided that such receiving party shall ensure that the aforesaid persons are subject to the terms and conditions of this Agreement and the receiving party shall be liable for any liabilities arising from breach of the terms and conditions hereof by the aforesaid persons.

8.4	Notwithstanding any other provisions herein, the validity of this Section 8 shall survive the termination of this Agreement.

Section 9 Term of This Agreement

This Agreement shall become effective as of the date of the execution by the Parties, and shall remain valid until all of the Option Equity Interest and the Company Assets have been lawfully transferred to WFOE and/or its designated entity or individual in accordance with the provisions hereof.

Section 10 Notice

10.1	Any notice, request, demand and other correspondences as required by or made in accordance with this Agreement shall be delivered to the relevant Party in writing.

10.2	The above notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile or telex, or upon handed over to the receiver when it is delivered in person, or on the fifth (5) day after posting when it is delivered by mail.

Section 11 Default Liabilities

11.1	The Parties agree and confirm that, if any Party (the “Defaulting Party”) breaches any of the provisions herein, or fails to perform or delays in the performance of any obligation under this Agreement in any material aspect, such breach, failure or delay shall constitute a default under this Agreement (the “Default”), and the non-defaulting Party (the “Non-defaulting Party”) is entitled to require the Defaulting Party to rectify such Default or take remedial measures within a reasonable period of time. If the Defaulting Party fails to rectify such Default or take any remedial measures within reasonable period of time or within ten (10) days upon receipt of the written notice of the Non-defaulting Party, the Non-defaulting Party is entitled to decide, at its sole discretion as follows:

11.1.1	If the Defaulting Party is the Existing Shareholder or the Company, WFOE is entitled to terminate this Agreement and claim damages from the Defaulting Party;

11.1.2	If the Defaulting Party is WFOE, the Non-defaulting Party is entitled to claim damages from the Defaulting Party; however, the Non-defaulting Party may not terminate this Agreement in any event unless otherwise provided under the laws.

11.2	Notwithstanding any other provisions herein, the validity of this Section 11 shall survive the termination of this Agreement.

Section 12 Miscellaneous Provisions

12.1	This Agreement is written in Chinese in five (5) originals with each Party retaining one (1) copy hereof.

12.2	The execution, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Law.

12.3	Any disputes arising hereunder and in connection herewith shall be settled through consultations among the Parties, and where no agreement regarding such disputes can be reached by the Parties within thirty (30) days after their occurrence, such disputes shall be submitted to the China International Economic and Trade Arbitration Commission for arbitration in Beijing in accordance with the arbitration rules thereof, the language to be used in arbitration is Chinese and the arbitration award shall be final and binding on all the Parties.

12.4	Any rights, powers and remedies entitled to any Party by any provision herein shall not preclude any other rights, powers and remedies entitled to such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of any other rights, powers and remedies.

12.5	No failure or delay by a Party to exercise any of its rights, powers and remedies hereunder or in accordance with the laws (the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of such Rights by such Party shall not preclude its exercise of such Rights in other ways or its exercises of any other Rights.

12.6	The headings herein are for reference only, and shall not be used for or affect the interpretation of the provisions hereof.

12.7	Each provision contained herein shall be severable and independent from other provisions, and if at any time any provision or provisions herein is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of all other provisions herein shall not be affected as a result thereof.

12.8	This Agreement, upon its execution, supersedes any other legal documents executed by the Parties with respect to the same subject hereof. Any amendments or supplements to this Agreement shall be made in writing and shall become effective upon due execution by the Parties hereto.

12.9	Each Party shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of the other Parties.

12.10	This Agreement shall be binding on the legal transferees or successors of each Party.

[The following is intentionally left blank]

IN WITNESS HEREOF, the Parties have caused this Amended and Restated Exclusive Option Agreement to be executed on the date first above written.

LEO OU CHEN

By:	/s/ Leo Ou Chen

HUI LIU

By:	/s/ Hui Liu

YUSEN DAI

By:	/s/ Yusen Dai

BEIJING SILVIA TECHNOLOGY SERVICE CO., LTD.

(Company seal)

By:	/s/ Authorized Signatory
Name:
Title:

REEMAKE MEDIA CO., LTD.

(Company seal)

By:	/s/ Authorized Signatory
Name:
Title:

Schedule I

Basic Information of the Company

Company Name:	REEMAKE MEDIA CO., LTD.

Registered Address:	Room 2043, Inner 2nd Floor, No. 8 Jia, Xinglong Zhuang, Gaobeidian County, Chaoyang District, Beijing

Registered Capital:	RMB1,257,240

Legal Representative:	Leo Ou Chen

Shareholding Structure:

Shareholder’s Name	Registered Capital (RMB)		Percentage of Contribution	Personal ID No./Registration No.

LEO OU CHEN	RMB	1,034,740	82.30%	***

HUI LIU	RMB	111,250	8.85%	***

YUSEN DAI	RMB	111,250	8.85%	***

Total	RMB	1,257,240	100%	—

Schedule II

Form of the Exercise Notice

To: [name of the Existing Shareholders]

Reference is made to the Amended and Restated Exclusive Option Agreement dated as of January 24, 2014 (the “Option Agreement”) entered into by and among the undersigned, you and Reemake Media Co., Ltd. (the “Company”), pursuant to which you shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the equity interests owned by you in the Company to us or any third party designated by us.

Therefore, we hereby issue this notice to you as follows:

We hereby request the exercise of the Equity Call Option under the Option Agreement and that [    ]% of the equity interests held by you in the Company (the “Proposed Transferred Equity”) be transferred to us/[name of company/individual] designated by us. You are required to promptly transfer all the Proposed Transferred Equity to us/[name of the designated company/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

BEIJING SILVIA TECHNOLOGY SERVICE CO., LTD.

(Company seal)

Authorized Representative:

Date:

Schedule III

Form of the Exercise Notice

To: Reemake Media Co., Ltd. (the “Company”)

Reference is made to the Amended and Restated Exclusive Option Agreement dated as of January 24, 2014 (the “Option Agreement”) entered into by and among the undersigned, the Company, Leo Ou Chen, Hui Liu and Yusen Dai, pursuant to which the Company shall, upon request by us and to the extent permitted by the PRC laws and regulations, transfer the assets of the Company to us or any third party designated by us.

Therefore, we hereby issue this notice to the Company as follows:

We hereby request the exercise of the Assets Call Option under the Option Agreement and that the assets of the Company as listed in the schedule attached hereto (the “Proposed Transferred Assets”) be transferred to us/[name of company/individual] designated by us. You are required to promptly transfer all the Proposed Transferred Assets to us/[name of the designated company/individual] upon receipt of this notice in accordance with the terms of the Option Agreement.

Yours faithfully,

BEIJING SILVIA TECHNOLOGY SERVICE CO., LTD.

(Company seal)

Authorized Representative:

Date: